Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-48364, 333-38420, 333-31696, 333-93117, 333-92327, 333-11294, 333-88421, 333-39553, 333-106742, 333-118776, 333-121123, 333-123738 and 333-126229) and the Registration Statements on Form S-3 (No. 333-115059, 333-120456, 333-123567, 333-124822, 333-126347 and 333-126931) of our report dated March 10, 2006 relating to our audits of our consolidated financial statements and financial statement schedule of Applied Digital Solutions, Inc. and subsidiaries and our report dated March 10, 2006, relating to management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Applied Digital Solutions, Inc. as of December 31, 2005, which are included in the Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us as Experts in the Registration Statements on Form S-3.

March 10, 2006

New York, New York